UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2021

UNIVERSAL TECHNICAL INSTITUTE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4225 East Windrose Drive, Suite 200 Phoenix, AZ (Address of principal executive offices)	85032 (Zip Code)

(623) 445-9500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	UTI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
☐ Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Universal Technical Institute, Inc. (the “Company”) held on February 24, 2021, the Company’s stockholders approved the Universal Technical Institute, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). The Company’s Board of Directors (the “Board”) adopted the 2021 Plan on January 7, 2021, subject to stockholder approval.

The 2021 Plan provides for a variety of equity and cash-based awards as a tool for the Company to attract, retain, motivate, and reward executives and other employees of the Company as well as non-employee directors; to provide for equitable and competitive compensation opportunities, including deferral opportunities, to encourage long-term service; to recognize individual contributions and reward achievement of Company goals; and promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of stockholders.

The 2021 Plan replaces the Company’s 2003 Incentive Compensation Plan, as amended (the “Former Plan”). As of the effective date of the 2021 Plan, no further grants may be made under the Former Plan and shares that were available for issuance under the Former Plan and not subject to outstanding awards became available for issuance (in addition to 2,000,000 newly authorized shares of common stock of the Company) under the 2021 Plan. In addition, subject to and in accordance with the 2021 Plan, shares that are subject to outstanding awards under the 2021 Plan or Former Plan that are subsequently expired, forfeited, or are otherwise terminated also become available for awards under the 2021 Plan.

A more detailed description of the 2021 Plan was set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on January 20, 2021 under the heading “Proposal 4 – Approve Adoption of 2021 Equity Incentive Plan” and is incorporated herein by reference. The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the full text of the 2021 Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, upon the recommendation of the Board, the Company’s stockholders approved amendments (the “Charter Amendment”) to the Company’s Restated Certificate of Incorporation, to expressly authorize and empower the Company’s stockholders to adopt, amend, alter or repeal its Bylaws by a simple majority vote and delete references to previously expired director terms. As a result, the Company filed the Fourth Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) with the Secretary of State of the State of Delaware on February 26, 2021. The Amended and Restated Certificate became effective upon filing.

In addition, subject to stockholder approval and implementation of the related portion of the Charter Amendment, the Board approved the conforming amendments to the Company’s Bylaws (the “Bylaw Amendment”). The Bylaw Amendment became effective upon effectiveness of the Amended and Restated Charter.

The foregoing summary of the Charter Amendment and the Bylaw Amendment do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Certificate and the Amended and Restated Bylaws, copies of which are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on February 24, 2021.

The stockholders elected each of the three nominees as Class II Directors to serve a three-year term ending in 2024, or until the Director’s successor is duly elected and qualified as follows:

Director	Affirmative Votes	Votes Against	Votes Withheld	Broker Non-Votes
Linda J. Srere	32,865,643	—	5,433,781	2,207,499
Lieutenant General William J. Lennox, Jr.	36,127,726	—	2,171,698	2,207,499
George W. Brochick	36,132,947	—	2,166,477	2,207,499

The stockholders ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending September 30, 2021 as follows:

Audit Firm	Affirmative Votes	Votes Against	Votes Withheld	Broker Non-Votes
Deloitte & Touche LLP	40,498,916	1,779	6,228	—

The stockholders approved the Charter Amendment as follows:

Charter Amendment	Affirmative Votes	Votes Against	Votes Withheld	Broker Non-Votes
Approval of Charter Amendment	38,266,004	27,482	5,938	2,207,499

The stockholders approved the adoption of the 2021 Plan as follows:

2021 Equity Incentive Plan	Affirmative Votes	Votes Against	Votes Withheld	Broker Non-Votes
Approval of 2021 Equity Incentive Plan	35,528,346	2,663,209	107,869	2,207,499

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Fourth Amended and Restated Certificate of Incorporation of Universal Technical Institute, Inc.
3.2	Amended and Restated Bylaws of Universal Technical Institute, Inc.
10.1	Universal Technical Institute, Inc. 2021 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

Dated:	February 26, 2021	By:	/s/ Christopher Kevane
		Name:	Christopher Kevane
		Title:	Senior Vice President and Chief Legal Officer